Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Stock Symbol: BFSB
August 24, 2011	Traded on NASDAQ
Capital Market

CONTACTS:
Gregg J. Wagner
President and Chief Executive Officer
(718) 855-8500

BROOKLYN FEDERAL BANCORP, INC. ANNOUNCES DATES OF ITS UPCOMING
ANNUAL MEETING AND SUBSEQUENT SPECIAL MEETING OF STOCKHOLDERS

Today, Brooklyn Federal Bancorp, Inc. (NASDAQ: BFSB) announced that a special meeting (the “Special Meeting”) of its common stockholders will be held at Brooklyn Federal Savings Bank’s main office, located at 81 Court Street, Brooklyn, New York 11201 at 4:00 p.m., New York time on November 15, 2011.  At the Special Meeting, holders of Brooklyn Federal Bancorp, Inc.’s common stock will be asked to approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 16, 2011, by and between (i) Investors Savings Bank, Investors Bancorp, Inc., and Investors Bancorp, MHC, and (ii) Brooklyn Federal Savings Bank, Brooklyn Federal Bancorp, Inc. and BFS Bancorp, MHC, which specifies that Brooklyn Federal Bancorp, Inc., BFS Bancorp, MHC and Brooklyn Federal Savings Bank, will merge with and into Investors Bancorp, Inc., Investors Bancorp, MHC and Investors Savings Bank, respectively.  These mergers are expected to close in the fourth quarter of this year.

The Board of Directors of Brooklyn Federal Bancorp, Inc. has fixed the close of business on October 11, 2011 as the record date for determining the stockholders of record who are entitled to receive notice of the Special Meeting and to attend and vote at the Special Meeting and any adjournment(s) or postponement(s) thereof.  Brooklyn Federal Bancorp, Inc. has not yet filed a proxy statement related to its Special Meeting (the “Special Meeting Proxy”).

Separately, Brooklyn Federal Bancorp, Inc. plans to hold its 2011 annual meeting of stockholders on September 20, 2011 (the “Annual Meeting”) to elect directors and ratify the selection of its independent registered public accounting firm.  Brooklyn Federal Bancorp, Inc. filed and commenced the mailing of its definitive Annual Meeting proxy statement on August 22, 2011 (the “Annual Meeting Proxy”).  Common stockholders of Brooklyn Federal Bancorp, Inc. as of the close of business on August 8, 2011 can vote at and attend the Annual Meeting.

About Brooklyn Federal Bancorp, Inc.

Brooklyn Federal Bancorp, Inc. is the holding company for Brooklyn Federal Savings Bank. Brooklyn Federal Savings Bank is a federally chartered savings bank headquartered in Brooklyn, New York. Brooklyn Federal Savings Bank’s deposits are insured by the Federal Deposit Insurance Corporation. It operates five full-service offices, two located in Brooklyn, one in Nassau and two in Suffolk County, New York.

Caution About Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events, such as statements about the anticipated closing date of the transactions discussed herein.  Although it is believed that forward-looking statements are based upon reasonable assumptions, there can be no assurance that actual results, performance or achievements will not differ materially from any results expressed or implied by such forward-looking statements or that the mergers will close by the anticipated closing date.  Such forward-looking statements are subject to risks and uncertainties, that could cause actual events or results to differ materially from those described in the forward-looking statements and include, but are not limited to, the risk that regulatory approval and Stockholder Approval (as defined below) will not be obtained and those risks described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Brooklyn Federal Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2010, March 31, 2011 and June 30, 2011 and other filings made by Brooklyn Federal Bancorp, Inc. with the Securities and Exchange Commission (the “SEC”).  Forward-looking statements speak only as of the date on which such statements are made.  No obligation is being undertaken to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Additional Information

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed by Brooklyn Federal Bancorp, Inc. with the SEC on Form 8-K on August 17, 2011.  Stockholders are urged to read the Merger Agreement for a more complete understanding of the terms of the mergers.

This news release does not constitute a solicitation of any vote or approval.  Brooklyn Federal Bancorp Inc. will be filing with the SEC the Special Meeting Proxy and other relevant documents related to approval of the Merger Agreement and related transactions (“Stockholder Approval”).  We urge stockholders to read the Special Meeting Proxy other related documents to be filed with the SEC because they will contain important information.

Once available, these documents will be obtainable free of charge on the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by Brooklyn Federal Bancorp, Inc. will be available free of charge from Gregg J. Wagner, President and Chief Executive Officer of Brooklyn Federal Bancorp, Inc., at (718) 855-8500.

The directors, executive officers and certain other members of management and employees of Brooklyn Federal Bancorp Inc. and Investors Bancorp, Inc. may be deemed to be “participants” in the solicitation of proxies for Stockholder Approval. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Stockholder Approval will be set forth in the Special Meeting Proxy and the other relevant documents to be filed with the SEC.  Stockholders are urged to read the proxy statement when it becomes available and any other relevant documents filed by Brooklyn Federal Bancorp Inc. with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You can find information about Brooklyn Federal Bancorp Inc.’s executive officers and directors in the Annual Meeting Proxy.  Information about the directors and executive officers of Investors Bancorp, Inc. is set forth in the proxy statement related to its 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 29, 2011.

SOURCE Brooklyn Federal Bancorp, Inc.